UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

      On March 28, 2007, the Company entered into a Brewing Services Agreement (the "Agreement") with CBC Latrobe Acquisition, LLC ("CBC"), a Pennsylvania limited liability company whose sole member is City Brewing Company, LLC of Lacrosse, Wisconsin ("City Brewing"). Under the Agreement, the Company will be able to brew and package certain of its products at the brewery located in Latrobe, Pennsylvania acquired by CBC in 2006. Pursuant to the Agreement, CBC will ensure that a certain minimum capacity will be available to the Company throughout the term of the Agreement. The Company has committed to minimum production levels at the brewery during the 2007 and 2008 calendar years. As a material part of the Agreement, the Company will purchase certain equipment to be installed at the brewery in Latrobe for upgrades to the brewhouse, storage of the Company's proprietary yeasts, and packaging of the Company's products. Under the Agreement, CBC will be able to purchase such equipment from the Company at or prior to the end of the initial term of the Agreement at the amortized value of such equipment. City Brewing, with whom the Company currently has a brewing services agreement with respect to production at City Brewing's brewery located in Lacrosse, Wisconsin, has guaranteed the performance of the Agreement by CBC.

Item 7.01.	Regulation FD Disclosure.

Exhibit 99 - Press Release of The Boston Beer Company, Inc. dated April 3, 2007.

      The information in Exhibit 99 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

The Boston Beer Company, Inc. (Registrant)

Date: April 3, 2007	/s/ Martin F. Roper

Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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